Exhibit 99.1

Veracyte Announces First Quarter 2024 Financial Results

Grew total revenue to $96.8 million, an increase of 17%
Grew testing revenue by 25%

Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., May 7, 2024 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the first quarter ended March 31, 2024.

“We had a strong start to 2024, driven by robust growth from our market-leading Decipher Prostate and Afirma tests. We executed upon our strategies to further penetrate these markets by expanding our clinical evidence, and, for Decipher, securing enhanced status in guidelines while also achieving a key commercial reimbursement milestone,” said Marc Stapley, Veracyte’s chief executive officer. “We also expanded our capabilities into minimal residual disease (MRD) testing by completing our acquisition of C2i Genomics and initiating development of our first test using their novel, whole-genome approach.”

Key Business Highlights
•Increased first quarter total revenue by 17% to $96.8 million, compared to the first quarter of 2023.
•Grew total test volume to 33,424, an increase of 16% compared to the first quarter of 2023.
•Received the highest-level rating among gene expression tests for the Decipher Prostate Genomic Classifier in updated NCCN* prostate cancer guidelines.
•Expanded clinical evidence for the Decipher Prostate test with a study published in JCO Precision Oncology showing that it is prognostic for progression in prostate cancer patients undergoing Active Surveillance.
•Demonstrated the power of the Veracyte Diagnostic Platform to expand evidence with the presentation of 14 abstracts at the American Urological Association’s 2024 Annual Meeting, including podium presentations for our research-use-only Decipher GRID offerings in prostate cancer and bladder cancer.
•Contracted with one of the largest commercial payers in the U.S., making the Decipher Prostate test an in-network offering for its close to 30 million members.
•Received Medicare coverage for our Afirma TERT promoter gene mutation test, following publication of analytical validity data for the test in the Journal of Endocrinology & Metabolism.
•Completed the acquisition of C2i Genomics and initiated development of an MRD test for muscle-invasive bladder cancer.
•Ended the first quarter with $209.2 million of cash and cash equivalents.

* National Comprehensive Cancer Network. NCCN makes no warranties of any kind whatsoever regarding their content, use or application and disclaims any responsibility for their application or use in any way.

First Quarter 2024 Financial Results

Total revenue for the first quarter of 2024 was $96.8 million, an increase of 17% compared to $82.4 million reported in the first quarter of 2023. Testing revenue was $90.3 million, an increase of 25% compared to $72.4 million in the first quarter of 2023, driven primarily by the strong performance of our Decipher Prostate and Afirma tests. Product revenue was $3.5 million, a decrease of 9% compared to $3.9 million in the first quarter of 2023. Biopharmaceutical and other revenue was $3.0 million, a decrease of 51% compared to $6.1 million in the first quarter of 2023.

Total gross margin for the first quarter of 2024, including the amortization of acquired intangible assets, was 65%, compared to 62% in the first quarter of 2023. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 68%, compared to 68% in the first quarter of 2023.

Operating expenses, excluding cost of revenue, were $67.1 million. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets, other acquisition related expenses and other restructuring costs, grew 6% to $61.6 million compared to $58.1 million in the first quarter of 2023.

Net loss for the first quarter of 2024 was $1.9 million, an improvement of 77% compared to the first quarter of 2023. Basic and diluted net loss per common share was $0.02, an improvement of $0.09 compared to the first quarter of 2023. Net cash used in operating activities in the first three months of 2024 was $9.0 million inclusive of the typical annual bonus payments and payroll tax reset in the first quarter, as well as C2i acquisition-related expenses, an increase of $6.8 million compared to the same period in 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2024 Financial Outlook

The company is raising full-year 2024 total revenue guidance to $402 million to $410 million, representing year-over-year growth of 11% to 14% and testing growth of 15% to 18%. This guidance range represents an increase compared to prior guidance of $394 million to $402 million. In addition, the company now expects cash, cash equivalents and short-term investments at the end of the year to be $236 million to $240 million compared to prior guidance of $230 million to $234 million.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/6m9ec99y. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BI5ccb6c3c55e34500b5c9256eb8e1a7f4

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to 2024 financial and operating results; statements regarding the expected benefits of the acquisition of C2i Genomics; and our intentions with respect to our tests and products, for use in diagnosing and treating diseases, in and outside of the United States. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will,” “enable,” “positioned,” “offers,” “designed” and similar references to future periods.

Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies and energy supply, as well as our facilities in France; the impact of foreign currency fluctuations, increasing interest rates, inflation, potential government shutdowns and turmoil in the global banking and finance system; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 29, 2024, and our Quarterly Report on Form 10-Q filed for the three months ended March 31, 2024, to be filed May 8, 2024, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, C2i Genomics, and Afirma are registered trademarks of Veracyte, Inc., and its subsidiaries in the U.S. and selected countries.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related HalioDx intangible assets and certain costs related to restructuring from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Testing revenue	$90,303	$72,396
Product revenue	3,537	3,892
Biopharmaceutical and other revenue	3,004	6,134
Total revenue	96,844	82,422

Operating expenses (1):
Cost of testing revenue	25,979	19,648
Cost of product revenue	2,644	2,162
Cost of biopharmaceutical and other revenue	2,838	4,419
Research and development	15,965	12,769
Selling and marketing	23,782	26,130
General and administrative	26,210	21,053
Impairment of long-lived assets	429	1,410
Intangible asset amortization	3,653	5,329
Total operating expenses	101,500	92,920
Loss from operations	(4,656)	(10,498)
Other income, net	2,748	2,407
Loss before income taxes	(1,908)	(8,091)
Income tax benefit	(44)	—
Net loss	$(1,864)	$(8,091)
Net loss per common share, basic and diluted	$(0.02)	$(0.11)
Shares used to compute net loss per common share, basic and diluted	74,759,789	72,175,457

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$487	$386
Research and development	1,763	1,256
Selling and marketing	1,093	2,112
General and administrative	4,676	4,347
Total stock-based compensation expense	$8,019	$8,101

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(1,864)	$(8,091)
Other comprehensive income (loss):
Change in currency translation adjustments	(4,889)	4,480

Net comprehensive loss	$(6,753)	$(3,611)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2024	2023
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$209,188	$216,454
Accounts receivable	46,665	40,378
Supplies and inventory	18,328	16,128
Prepaid expenses and other current assets	16,237	12,661
Total current assets	290,418	285,621
Property, plant and equipment, net	21,566	20,584
Right-of-use assets, operating leases	11,167	10,277
Intangible assets, net	116,348	88,593
Goodwill	753,853	702,984
Restricted cash	1,082	876
Other assets	5,639	5,971
Total assets	$1,200,073	$1,114,906
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,152	$12,943
Accrued liabilities	30,293	38,427
Current portion of deferred revenue	2,602	2,008
Current portion of acquisition-related contingent consideration	6,934	2,657
Current portion of operating lease liabilities	5,982	5,105
Current portion of other liabilities	89	101
Total current liabilities	58,052	61,241
Deferred tax liabilities	1,340	734
Acquisition-related contingent consideration, net of current portion	13,446	518
Operating lease liabilities, net of current portion	8,058	7,525
Other liabilities	528	786
Total liabilities	81,424	70,804
Total stockholders’ equity	1,118,649	1,044,102
Total liabilities and stockholders’ equity	$1,200,073	$1,114,906

1. The condensed consolidated balance sheet at December 31, 2023 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 29, 2024.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(1,864)	$(8,091)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,590	6,670
Loss on disposal of property, plant and equipment	30	121
Stock-based compensation	8,019	7,985
Deferred income taxes	(120)	—
Noncash lease expense	1,139	903
Revaluation of acquisition-related contingent consideration	5	(485)
Effect of foreign currency on operations	637	(224)
Impairment loss	429	1,410
Changes in operating assets and liabilities:
Accounts receivable	(6,459)	(1,302)
Supplies and inventory	(2,303)	1,055
Prepaid expenses and other current assets	(2,738)	(3,064)
Other assets	259	(491)
Operating lease liabilities	(1,053)	(950)
Accounts payable	(1,544)	2,012
Accrued liabilities and deferred revenue	(8,993)	(7,721)
Net cash used in operating activities	(8,966)	(2,172)
Investing activities
Acquisition of C2i, net of cash acquired	5,012	—
Purchase of short-term investments	—	(19,700)
Proceeds from sale of short-term investments	—	39,773
Proceeds from maturity of short-term investments	—	5,000
Purchases of property, plant and equipment	(2,134)	(993)
Net cash provided by investing activities	2,878	24,080
Financing activities
Payment of taxes on vested restricted stock units	(3,832)	(2,277)
Proceeds from the exercise of common stock options and employee stock purchases	2,968	3,962
Net cash (used in) provided by financing activities	(864)	1,685
Increase (decrease) in cash, cash equivalents and restricted cash	(6,952)	23,593
Effect of foreign currency on cash, cash equivalents and restricted cash	(108)	50
Net increase (decrease) in cash, cash equivalents and restricted cash	(7,060)	23,643
Cash, cash equivalents and restricted cash at beginning of period	217,330	154,996
Cash, cash equivalents and restricted cash at end of period	$210,270	$178,639

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	March 31,	December 31,
	2024	2023
Cash and cash equivalents	$209,188	$216,454
Restricted cash	1,082	876
Total cash, cash equivalents and restricted cash	$210,270	$217,330

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended March 31, 2024
Total revenue	$96,844	$—	$—	$—	$96,844
Cost of testing revenue	25,979	60	—	6	25,913
Cost of product revenue	2,644	—	—	—	2,644
Cost of biopharmaceutical and other revenue	2,838	—	—	—	2,838
Intangible asset amortization (2)	2,915	—	2,915	—	—
Gross margin $	62,468	60	2,915	6	65,449
Gross margin %	65%				68%

Research and development	15,965	461	—	278	15,226
Selling and marketing	23,782	(1,141)	—	900	24,023
General and administrative	26,210	3,578	—	266	22,366
Impairment of long-lived assets	429	429	—	—	—
Intangible asset amortization	738	—	738	—	—
Total operating expenses excluding cost of revenue (3)	67,124	3,327	738	1,444	61,615
Loss from operations	$(4,656)	$3,387	$3,653	$1,450	$3,834

Three Months Ended March 31, 2023
Total revenue	$82,422	$—	$—	$—	$82,422
Cost of testing revenue	19,648	83	—	—	19,565
Cost of product revenue	2,162	—	—	—	2,162
Cost of biopharmaceutical and other revenue	4,419	43	—	—	4,376
Intangible asset amortization (2)	4,804	—	4,804	—	—
Gross margin $	51,389	126	4,804	—	56,319
Gross margin %	62%				68%

Research and development	12,769	24	—	—	12,745
Selling and marketing	26,130	890	—	—	25,240
General and administrative	21,053	1,036	—	(66)	20,083
Impairment of long-lived assets	1,410	—	—	1,410	—
Intangible asset amortization	525	—	525	—	—
Total operating expenses excluding cost of revenue (3)	61,887	1,950	525	1,344	58,068
Loss from operations	$(10,498)	$2,076	$5,329	$1,344	$(1,749)

1. Includes transaction related expenses as well as post-combination compensation expenses. For the three months ended March 31, 2024, adjustments consist primarily of transaction related expenses associated with the acquisition of C2i Genomics ($4.6 million) and reversals of accrued compensation associated with the acquisition of HalioDx ($1.2 million). For the three months ended March, 31 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($31.5 million and $26.2 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($2.9 million and $4.8 million) for the three months ended March 31, 2024 and for the three months ended March 31, 2023 respectively.
4. For the three months ended March 31, 2024, includes $1.4 million expense related to restructuring costs associated with portfolio prioritization including the reduction in Envisia commercial support. For the three months ended March 31, 2023, includes $1.3 million related to impairment charges.

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Investors:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media:
Tracy Morris
media@veracyte.com
650-380-4413